Exhibit 99.1

China SHESAYS Receives Awards; Recognized for Industry Influence

CHENGDU, China, March 10, 2011 -- China SHESAYS Medical Cosmetology Inc. (OTC Bulletin Board: CSAY) ("China SHESAYS" or the "Company"), which operates a network of specialized medical cosmetology hospitals, clinics and skincare centers in Sichuan province, China, today announced that the Company has received several awards that recognize its eminence in the medical cosmetology industry in the region.

The awards include the Most Influential Fashion Brand of “SHESAYS” in Chengdu in 2010 by the Xinchao Life Weekly magazine jointly with Peking University Brand Research Center, one of the Most Influential Beauty Brands in Chengdu by the Huaxi Life Weekly magazine, one of the Most Influential Organizations in the Health Industry by Chengdu Media Group, and the Leadership Quality Award 2010 by the Media Center of the Sichuan Daily Newspaper Group.

In addition, Mr. Xingwang Pu, Chief Technology Officer at China SHESAYS, received an individual award by Huaxi Metropolitan Newspaper, recognizing him as one of "the Socially Responsible Leaders" in the Medical Cosmetology Industry in western China in 2010, the Quality Leader in the Medical Cosmetology Industry in western China in 2010 and the Special Industry Contributor. Further, Mr. Wenhui Shao, President of China SHESAYS, received the Honored Citizen in Chengdu award by Chengdu Media Group and Chengdu Evening News.

All these awards were received between December 2010 and February 2011.

"We are delighted to be recognized by the media and the general public, which we believe is a strong reflection of our leading position in the medical cosmetology industry in the region. We are committed to providing premium, high quality services and fulfilling social responsibility to further enhance our brand equity in Sichuan and beyond,” commented Yixiang Zhang, Chairman and Chief Executive Officer of China SHESAYS.

About China SHESAYS Medical Cosmetology Inc.

China SHESAYS, founded in 2005, operates a chain of specialized medical cosmetology hospitals, clinics and skincare centers in Sichuan province. The Company has a full range of services including cosmetic surgery, cosmetic dermatology, cosmetic dentistry and cosmetic Traditional Chinese Medicine ("TCM"). Headquartered in Chengdu, China, China SHESAYS has become one of the fastest growing cosmetology businesses in China and it is one of the most renowned cosmetology hospital chains in Sichuan province. Currently, the Company sees more than 20,000 patients each year. For more information about the Company, contact CCG Investor Relations or visit the Company's website at www.chinashesays.com .

Forward-Looking Statements

This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements", including statements regarding the Company's ability to meet its obligations under its various contracts; the timeliness of payments and other economic benefits the Company expects to receive under such contracts; and the Company's ability to maintain its customer relationships and to maintain its ability to pursue its commercial objectives. In addition, the Company's operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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For more information, please contact:

Company Contact
Ms. Wenbin Zhu, Chief Financial Officer
China SHESAYS Medical Cosmetology Inc.
Tel: +86-135-1816-1269
E-mail: zwb10305@126.com
Web Site: www.chinashesays.com